UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 5, 2012

BIOLOGIX HAIR INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173359	27-4588540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3330 South Federal Highway, Suite 200, Boynton Beach, FL	33435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(647) 344-5900

T & G Apothecary, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01	Other Items

Effective December 5, 2012, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our company’s Articles of Incorporation to change our name from T & G Apothecary, Inc. to Biologix Hair Inc. and to increase our authorized capital from 100,000,000 to 900,000,000 shares of common stock, par value of $0.001.  The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

These amendments became effective on December 13, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

Also effective December 13, 2012, pursuant to a seven (7) new for one (1) old forward split, our company’s issued and outstanding shares of common stock increased from 8,700,000 to 60,900,000 shares, par value of $0.001.

Our name change, the increase of our authorized capital and the forward stock split of our issued and outstanding shares of common stock were approved on November 16, 2012 by 57.47% of the holders of our company’s common stock by way of a written consent resolution.

The amendments became effective with the Over-the-Counter Bulletin Board at the opening of trading on December 13, 2012 under the symbol “TGPOD”.  The "D" will be placed on our ticker symbol for 20 business days.  After 20 business days, our ticker symbol will revert back to its original symbol “TGPO”.  A new symbol will be issued by FINRA 10 business days after the conversion to the original symbol.  We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K.  Our new CUSIP number is 09072K109.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLOGIX HAIR INC.

/s/ Lilia Roberts
Lilia Roberts
President and Director

Date:	December 13, 2012